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                                   EXHIBIT A
                                   ---------

                       Directors and Executive Officers
                       --------------------------------

     The names of the President, Fellows and Executive Officers of Harvard and their business addresses and present principal occupation or employment are set forth below. If no business address is given, the business address of such director or executive officer is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.


         President, Fellows and Executive Officers of Harvard College
         ------------------------------------------------------------

Name                                  Office/Position
----                                  ---------------

Lawrence H. Summers                   President

D. Ronald Daniel                      Treasurer

Mark Goodheart                        Secretary

Hanna H. Gray                         Fellow

Conrad K. Harper                      Fellow

James R. Houghton                     Fellow

Robert G. Stone, Jr.                  Fellow

Herbert S. Winokur, Jr.               Fellow

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